As filed with the Securities and Exchange Commission on May 22, 2009
Registration No. 333-[            ]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
DISH NETWORK CORPORATION
(Exact name of issuer as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or organization)	88-0336997 (I.R.S. Employer Identification No.)
9601 S. Meridian Blvd.
Englewood, Colorado 80112
(Address of principal executive offices)
DISH Network Corporation 2009 Stock Incentive Plan
(Full title of Plans)
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary
DISH Network Corporation
9601 S. Meridian Blvd.
Englewood, Colorado 80112
(303) 723-1000
(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered(1)	Registered(1)	Per Share(2)	Offering Price(2)	Fee
Class A Common Stock, par value $0.01 per share	80,000,000 shares	$16.62	$1,329,600,000	$74,191.68

(1)	80,000,000 shares of Class A Common Stock, par value $0.01 per share, of DISH Network Corporation, a Nevada corporation (“Shares”), are being registered hereunder. Such number of Shares represents the aggregate number of Shares issuable pursuant to the 2009 Stock Incentive Plan (the “Stock Plan”) of DISH Network Corporation (the “Registrant”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the amount registered hereunder includes an indeterminate number of Shares that may be issued in accordance with the provisions of the Stock Plan in connection with any anti-dilution provisions or in the event of any change in the outstanding Shares, including any stock split, stock dividend, recapitalization or other similar transactions.

(2)	The price is estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee and is $16.62, the average of the high and low prices of the Company’s common shares as reported by the NASDAQ Global Select Market on May 18, 2009.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information
     Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.
Item 2. Registrant Information and Employee Plan Annual Information
     Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents, which have heretofore been filed by the Registrant with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:
     (a) The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008;
     (b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;
     (c) The Registrant’s Current Reports on Form 8-K filed on March 31, 2009 and April 27, 2009; and
     (d) The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A, declared effective June 20, 1995 by the SEC, pursuant to Section 12 of the Exchange Act.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement on Form S-8 and prior to such time as the Registrant files a post-effective amendment to this Registration Statement on Form S-8 that indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently-filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     The validity of the securities being registered hereunder is being passed upon for the Registrant by R. Stanton Dodge. As of May 20, 2009, Mr. Dodge owned, directly and indirectly, 92,631 shares of Class A Common Stock which includes the right to acquire 90,000 additional shares of the Registrant’s Class A Common Stock within 60 days of May 20, 2009.
     The consolidated financial statements of the Registrant as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
     As discussed in note 2 to the accompanying consolidated financial statements, effective January 1, 2007, the registrant adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes.
Item 6. Indemnification of Directors and Officers
     Chapter 78.7502(1) of the Nevada Revised Statutes allows the Registrant to indemnify any person made or threatened to be made a party to any action (except an action by or in the right of the Registrant, a “derivative action”), by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in a good faith manner which he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Under chapter 78.7502(2), a similar standard of care applies to derivative actions, except that indemnification is limited solely to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of the action and court approval of the indemnification is required where the person is seeking advance payment of indemnifiable expenses prior to final disposition of the proceeding in question. Under chapter 78.751, decisions as to the payment of indemnification are made by a majority of the Board of Directors at a meeting at which quorum of disinterested director is present, or by written opinion of special legal counsel, or by the stockholders.
     Provisions relating to liability and indemnification of officers and directors of the Registrant for acts by such officers and directors are contained in Article IX of the Amended and Restated Articles of Incorporation of the Registrant, Exhibit 4.1 hereto, and Article IX of the Registrant’s Amended and Restated Bylaws, Exhibit 4.2 hereto, which are incorporated by reference. These provisions state, among other things, that, consistent with and to the extent allowable under Nevada law, and upon the decision of a disinterested majority of the Registrant’s Board of Directors, or a written opinion of outside legal counsel, or the Registrant’s stockholders: (1) the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Registrant, or is or was serving at the request of the Registrant as a director, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and (2) the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits
     See Index to Exhibits attached hereto.
Item 9. Undertakings
     (a) The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that:
(A)	paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by these paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on May 22, 2009.

DISH NETWORK CORPORATION
By	/s/ R. Stanton Dodge
	Name:	R. Stanton Dodge
	Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Stanton Dodge as the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including without limitation, post-effective amendments) or supplements thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants unto the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully as to all intents and purposes as the undersigned might or could do in person, thereby ratifying and confirming all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Charles W. Ergen Charles W. Ergen	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 22, 2009
/s/ Robert E. Olson Robert E. Olson	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 22, 2009
/s/ James DeFranco James DeFranco	Director and Executive Vice President	May 22, 2009
/s/ David K. Moskowitz David K. Moskowitz	Director and Senior Advisor	May 22, 2009
/s/ Carl E. Vogel Carl E. Vogel	Director and Senior Advisor	May 22, 2009
/s/ Cantey Ergen Cantey Ergen	Director	May 22, 2009
/s/ Steven R. Goodbarn Steven R. Goodbarn	Director	May 22, 2009
/s/ Gary S. Howard Gary S. Howard	Director	May 22, 2009
/s/ Tom A. Ortolf Tom A. Ortolf	Director	May 22, 2009

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1(a) on the Quarterly Report on Form 10-Q of the Registrant for the quarter ended June 30, 2003, Commission File No. 0-26176) as amended by the Certificate of Amendment to the Articles of Incorporation of the Registrant (incorporated by reference to Annex 1 on the Definitive Information Statement on Schedule 14C filed on December 31, 2007, Commission File No. 0-26176).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 on the Quarterly Report on Form 10-Q of the Registrant for the quarter ended March 31, 2007, Commission File No. 0-26176).

4.3	DISH Network Corporation 2009 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 31, 2009).

5.1	Opinion of R. Stanton Dodge (opinion re: legality)*

23.1	Consent of R. Stanton Dodge (included in Exhibit 5.1 hereto)*

23.2	Consent of KPMG LLP*

24	Power of Attorney (set forth on the signature page of this Registration Statement)*

*	Filed herewith.